SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of August 2, 2006 by and among InSite Vision Incorporated, a Delaware corporation (the “Company”), and each of the subscribers set forth on Schedule 1 hereto (each a “Subscriber” and collectively, the “Subscribers”).

W I T N E S S E T H:

WHEREAS, Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell and each Subscriber, severally and not jointly, desires to purchase up to 5,500,000 shares (the “Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), subject to the terms and conditions as set forth below.

NOW, THEREFORE, in consideration of the promis-es and the mutual representations and covenants hereinaf-ter set forth, the parties hereto do hereby agree as follows:

I. PURCHASE OF SHARES OF COMMON STOCK AND WARRANTS

1.1 The Offering. (a) Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Subscriber, and each Subscriber shall, severally and not jointly, purchase from the Company, such number of Shares as indicated below such Subscriber’s name on the signature page hereto, at a purchase price of $1.31 per share.

(b) The Company will also grant each Subscriber a warrant, the form of which is attached hereto as Exhibit A (the “Warrants”), to purchase a number of shares of Common Stock equal to 20% of the Common Stock purchased by each such Subscriber; provided, however, that the maximum number of shares of Common Stock issuable upon the exercise of the Warrants shall not exceed 1,100,000 shares (subject to any stock splits, stock dividends or the like).

1.2 Closing. The purchase and sale of the Common Stock hereunder shall take place at the offices of O’Melveny & Myers LLP, 2765 Sand Hill Road, Menlo Park, CA, 94025, at 10:00 a.m., on the date hereof, or at such other time and place as the Company and the Subscriber mutually agree upon orally or in writing (which time and place are designated as the “Closing”). Prior to the Closing, Subscriber must complete and return a duly executed, unaltered copy of this Agreement (including the completed Confidential Subscriber Questionnaire included in Article VIII hereof).

1.3 Delivery of Certificates. Within five business days after the Closing, the Company shall deliver a facsimile copy of the Warrants and the certificates free and clear of all restrictive and other legends (except as expressly provided in Section 2.9 hereof), evidencing the number of shares of Common Stock indicated below such Subscriber’s name on its signature page hereto, registered in the name of such Subscriber or its custodian as indicated on the Subscriber’s signature page hereto; provided, however, that originals of the same are delivered to the Subscribers within ten business days after the Closing.

II. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBSCRIBER

Each Subscriber hereby, for itself and no other Subscriber, represents, warrants and covenants to the Company as follows:

2.1 The Subscrib-er recog-nizes and acknowledges that the purchase of the Common Stock and the Warrants involves a high degree of risk including, but not limited to, the following: (i) an invest-ment in the Company- is highly specula-tive, and only Subscribers who can afford the loss of their entire invest-ment should consid-er investing in the Company and the Common Stock and the Warrants; (ii) the Sub-scriber may not be able to liqui-date its invest-ment; (iii) trans-fer-ability of the Common Stock and the Warrants is ex-tremely limit-ed; (iv) in the event of a disposition of the Common Stock or the Warrants, the Sub-scriber could sustain the loss of its entire investment; and (v) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future.

2.2 The Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regula-tion D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as indicated by the Subscriber’s re-sponses to the questions contained in Article VIII here-of which responses are true and correct as of the date hereof, and that the Subscriber is able to bear the economic risk of an invest-ment in the Company for an indefinite period of time, has no need for liquidity, and can afford a complete loss of its investment in the Common Stock and the Warrants. After giving effect to the purchase of the Common Stock and the Warrants requested to be purchased by Subscriber hereunder, Subscriber represents and warrants that Subscriber neither individually nor as a member of a group (except as permitted by Rule 13d-5(b)(2) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall own more than 19.9% of the Company’s outstanding Common Stock or voting power. Such Subscriber is not a registered broker-dealer under Section 15 of the Exchange Act.

2.3 The Subscriber hereby acknowledges and represents that (i) the Subscriber is knowledgeable, sophisticated and has experience in making, and is qualified to make, decisions with respect to investments representing an investment decision like that involved in the purchase of the Common Stock and has prior investment experience, including in-vestment in -securities which are non-listed, unregistered and/or not traded on the NASDAQ Global or Capital Market or listed on the American Stock Exchange (“AMEX”); (ii) the Subscriber recog-nizes the highly specu-lative nature of this invest-ment, that an investment in the Common Stock and the Warrants involves a significant degree of risk, that the Company’s financial condition has been and continues to be weak and the Company’s auditors have included explanatory paragraphs in the Company’s audited financial statements for the fiscal years ended December 31, 2004 and 2005 indicating substantial doubt as to the Company’s ability to continue as a going concern; (iii) Subscriber acknowledges that it has read and understands the disclosure by the Company in its Quarterly Report on Form 10-Q for the three months ended March 31, 2006, filed with the Commission on May 17, 2006, that the Company estimated that its cash on hand to continue operations would only last through the middle of July 2006, and that the Company has informed the Subscribers that its current cash available for operations will last through the end July 2006; (iv) Subscriber recognizes that the market price of the Company’s common stock has been and continues to be extremely volatile and has in fact declined substantially in recent weeks, and Subscriber has carefully evaluated the risks of an investment in the Common Stock and the Warrants; and (v) the Sub-scriber is able to bear the economic risk of an investment in the Common Stock and the potential loss of its entire investment, which risk the Subscrib-er hereby as-sumes.

2.4 The Subscriber hereby acknowledges that it has carefully reviewed this Agreement and the following documents filed by the Company with the Securities and Exchange Commission (the “SEC” or the “Commission”, and such documents, the “SEC Reports”): Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on March 31, 2006 (the “2005 10-K”), the Quarterly Report for the three months ended March 31, 2006 (filed with the SEC on May 17, 2006) and the Current Reports on Form 8-K filed with the SEC on January 6, 2006, January 18, 2006, March 30, 2006, May 1, 2006 and May 11, 2006 as well as any future filings that the Company makes with the SEC under the Exchange Act prior to the Closing. The Subscriber further represents that the Subscriber has been fur-nished by the Company during the course of this transac-tion with all information regarding the Company which the Subscriber, its investment advisor, attorney and/or accountant has requested or de-sired to know or which is otherwise relevant to an investment decision, has been af-forded the oppor-tuni-ty to ask ques-tions of and receive answers from duly autho-rized offi-cers or other represen-tatives of the Company- concern-ing the terms and condi-tions of the sale of Common Stock and Warrants as contemplated by this Agreement, and has received any addi-tional infor-mation which the Subscriber or its advisors or agents has requested.

2.5 (a) The Subscriber has relied solely upon the information provided by the Company in making the decision to invest in the Common Stock and the Warrants. The Subscriber is familiar with and understands the rights to which Subscriber is entitled to under this Agreement. In evaluating the suitability of an investment in the Company, the Subscriber has not relied upon any representation or other information (whether oral or written) from the Company, or any agent, employee or Affiliate (as defined below) of the Company other than as set forth in this Agreement or resulting from Subscriber’s own independent investigation. Subscriber understands and acknowledges that nothing in this Agreement or any other materials provided to Subscriber in connection with the purchase of the Common Stock and the Warrants constitutes investment, tax or legal advice. To the extent deemed necessary or advisable by Subscriber in his/her/its sole discretion, the Subscriber has retained, at his/her/its sole expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Common Stock and the Warrants hereunder. “Affiliate” shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

(b) The Subscriber represents that no Common Stock, Warrants or other securities of the Company were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Subscriber did not: (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry or conference whose attendees were invited by any general solicitation or general advertising.

2.6 The Subscriber hereby acknowledges that the purchase and sale of the Common Stock and the Warrants is intend-ed to be exempt from the registra-tion requirements of Section 5 of the Securities Act pursu-ant to Regula-tion D. The Subscriber shall- not sell or other-wise trans-fer the Common Stock, the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants (collectively, the “Securities”) unless such transfer is regis-tered under the Securities Act or unless an exemption from such registra-tion is available. The Subscriber understands that if required by the laws or regulations or any applicable jurisdiction, the offer and sale of the Securities contemplated hereby will be submitted to the appropriate authorities of such state(s) for registration or exemption therefrom and will be specifically subject to the receipt of such registration or exemption.

2.7 The Subscriber understands and acknowledges that the Securities have not been registered under the Securities Act in reliance upon a claimed exemption under the provisions of the Securities Act which depends, in part, upon the Subscriber’s investment intention and the truth and accuracy of, and Subscriber’s compliance with, the representations, warranties, acknowledgments and covenants of Subscriber set forth herein. In this connection, the Subscriber hereby represents that the representations, warranties, acknowledgments and covenants of Subscriber set forth herein are true and accurate, Subscriber will comply with the covenants set forth herein, and the Subscrib-er is purchasing the Securities for the Subscriber’s own ac-count for in-vest-ment purposes only and not with a view toward the resale or dis-tri-bu-tion to others and has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Securities to any other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each, a “Person”). The Subscriber also represents that it was not formed for the purpose of purchasing the Common Stock. The Subscriber has no current plans to effect a “change of control” of the Company, as such term is understood in Rule 13d of the Exchange Act.

2.8 The Subscriber understands that the Securities will not be registered or available for sale in the public markets except as specifically provided herein, and Rule 144 promul-gated under the Securities Act (“Rule 144”) requires, among other conditions, a one-year holding period of the Company prior to the resale (in limited amounts) of secu-rities acquired in a non-public offering without having to satisfy the regis-tration requirements under the Securities Act. The Sub-scriber understands and hereby acknowl-edges that the Company is under no obli-ga-tion to register the Securities under the Securities Act or any state secu-ri-ties or “blue sky” laws or assist the Subscriber in obtaining an exemption from various registration requirements, other than as set forth in Article VI herein and shall comply with any sale or distribution requirements applicable to each such Subscriber under the Securities Act or any applicable state securities or “blue sky” laws.

2.9 (a) The Subscriber consents to the placement of a legend on any certificate evidenc-ing the Securities substantially as set forth below, that such Securities have not been regis-tered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transfer-ability and sale thereof contained in this Agree-ment. The Sub-scriber is aware that the Company will make a notation in its appro-priate records and with its transfer agent with respect to the restrictions on the transfer-ability of the Securities.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

(b)  In connection with the re-sale of the shares of Common Stock sold pursuant to this Agreement (and the shares of Common Stock issuable upon the exercise of the Warrants) pursuant to an effective registration statement (as contemplated by Article VI hereof) where Subscriber is listed as a “selling stockholder”, upon receipt of legal opinion in a form reasonably acceptable to the Company as well as required supporting documentation (appropriate broker’s and Seller’s representation letter, etc.), the Company shall cause its transfer agent to promptly remove the legend set forth above, but only with respect to the number of shares actually being sold and any certificate issued for shares not sold pursuant to such effective registration statement shall contain the legend set forth above.

2.10 The Subscriber agrees to supply the Company, as soon as practical but in no event later than five days after the Subscriber receives the request therefore from the Company, with such additional information concerning the Subscriber as the Company reasonably deems necessary or advisable.

2.11 The Subscriber hereby represents and warrants (i) that the address of the Subscriber furnished by Subscriber on the signa-ture page hereof is the Subscriber’s principal busi-ness address (ii) the Subscriber has full right, power, authority and capacity (corporate, personal, statutory and other-wise) to execute, deliver, and perform this Agreement and to purchase the Securities and has taken all action necessary to authorize the execution, delivery and performance of this Agreement; and (iii) this Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforce-able against the Subscriber in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to limitations of public policy, general principals of equity (regardless of whether such enforceability is considered at law or equity).

2.12 If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retire-ment account, Keogh Plan, or other entity (a) it is authorized and qualified to become a Subscriber in the Company and the Person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so and (b) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

2.13 The Subscriber acknowledges that if it is a Registered Representa-tive of a National Association of Securities Dealers, Inc. (“NASD”) member firm, it must give such firm the notice required by the NASD Rules of Fair Practice, receipt of which must be acknowl-edged in accordance with such rules.

2.14 The Subscriber understands, acknowledges and agrees with the Company that, there can be no assurance that the Subscriber will be able to sell or dispose of the Securities. It is understood that in order not to jeopardize the Offering’s exempt status under Section 4(2) of the Securities Act and Regulation D, in addition to any other restrictions on transfer set forth herein, the Company may, at a minimum, require any transferee to fulfill the Subscriber suitability requirements thereunder and make the representations, warranties and covenants of Subscriber hereunder.

2.15  The Subscriber understands, acknowledges and agrees with the Company that, except as otherwise set forth herein, the Subscription hereunder is irrevocable by the Subscriber, that, except as required by law, the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder and that this Agreement and such other agreements shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

2.16  The Subscriber agrees that during the period from the date that Subscriber was first contacted with respect to the sale of the Securities contemplated by this Agreement (the “First Date”) through the effective date of the registration statement filed by the Company pursuant to Section 6.2 hereof, the Subscriber will not directly or indirectly, through related parties, affiliates or otherwise sell "short" or "short against the box" (as those terms are generally understood) any equity security of the Company or take any action with respect to any equity security of the Company which would violate the Securities Act or the rules and regulations promulgated thereunder and from the First Date through the Closing has not and will not take any action the intent or reasonably foreseeable effect of which is to reduce the trading price of the Common Stock.

2.17 Each Subscriber represents and warrants that, except as otherwise disclosed on Schedule 2.17 hereto, from the First Date up through the execution of this Agreement, the Subscriber did not, directly or indirectly, execute and Short Sales (as defined below) or engage in any other trading in the Common Stock or any derivative security thereof. The term “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Exchange Act.

2.18 If the Subscriber is purchasing the Securities in a fiduciary capacity for another Person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Agreement and all other subscription documents, and such other Person or entity fulfills all the requirements for purchase of the shares as such requirements are set forth herein, concurs in the purchase of the Securities and agrees to be bound by the obligations, representations, warranties and covenants contained herein. Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

2.19 No authorization, approval, consent or license of any person is required to be obtained for the purchase of the Securities by the Subscriber, other than as have been obtained and are in full force and effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any violation of or constitute a default under Subscriber’s charter, bylaws or other organizational documents, as applicable, or material agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its properties are bound, or to the best of the Subscriber’s knowledge, any permit, franchise, judgment, order, decree, statute, rule or regulation to which the Subscriber or any of its businesses or properties is subject.

2.20 The representations, warranties and agreements of the Subscriber contained herein, in the Confidential Subscriber Questionnaire and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the Closing as if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of the Securities. Subscriber agrees to notify the Company as promptly as possible of any change in any of the foregoing information until such time as the Subscriber has sold all of its Securities.

2.21 The Subscriber hereby covenants with the Company not to make any sale of the Common Stock under the Registration Statement without causing the prospectus delivery requirement under the Securities Act to be satisfied, and further agrees to comply with reasonable requests of the Company or its transfer agent to provide additional information and representations concerning such sale.

2.22 Subscriber acknowledges the following disclosure, which is set forth herein as required pursuant to Section 25102(a) of the California Corporate Securities Law of 1968:

“THE SALE OF THE COMMON STOCK THAT IS THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE COMMON STOCK OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF THE COMMON STOCK IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.”

2.23 Neither the Subscriber nor any of its Affiliates are an adverse party to the Company in any lawsuit involving the Company.

III. REPRESENTATIONS, WARRANTIES AND COVENANTS BY AND OF THE COMPANY

The Company hereby represents and warrants to each Subscriber, except as set forth on a Schedule of Exceptions (the “Schedule of Exceptions”) furnished to Subscriber prior to execution hereof and attached hereto as Exhibit A, that as of the Closing:

3.1 Organization, Good Standing and Qualifica-tion; Subsidiaries. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to conduct its business as currently conducted. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws, except to the extent that any such violation would not be reasonably likely to result in a Material Adverse Effect (as defined below). The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement; or (iii) a material adverse effect on the business, operations, condition (financial or otherwise), assets, or results of operations of the Company as a whole (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b) The Company has no direct or indirect Subsidiaries (as defined below) other than those listed in the SEC Reports (as defined below). Except as disclosed in the SEC Reports and as disclosed on Schedule 3.1(b), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens (as defined below), and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. The term “Subsidiary” means any “significant Subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 120,000,000 shares of common stock, of which 87,895,332 shares were issued and outstanding as of June 30, 2006, and 5,000,000 shares of preferred stock, none of which are issued or outstanding. All of the securities issued by the Company have been issued in accordance with all applicable federal and state securities laws. Except as set forth on Schedule 3.2 hereof, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which either the Company is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 3.2 hereof, there are no preemptive rights or rights of first refusal or similar rights which are binding on the Company permitting any Person to subscribe for or purchase from the Company shares of its capital stock pursuant to any provision of law, the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate of Incorporation”) or the Company’s By-laws, as in effect on the date hereof (the “By-laws”) or by agreement or otherwise. Except as set forth on Schedule 3.2 hereof, there are no securities or instruments (including, without limitation, any warrants or convertible debentures) containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Stock as described in this Agreement.

(b)  The Common Stock and Warrants to be issued at the Closing, and the Common Stock issuable upon exercise of the Warrants issued at the Closing have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement and the Warrants, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Liens (as defined below) imposed by the Company other than restrictions on transfer provided for in this Agreement or by applicable law. For purposes hereof, “Liens” shall mean and include security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, rights of way, servitudes, options, rights of first refusal, community property interests, equitable interests, restrictions of any kind and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

3.3 Authorization; Enforceability. The Company has all requisite corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company’s obligations hereunder has been taken (other than filings as may be required to be made with the Commission, the NASD and AMEX and with any state or foreign blue sky or securities regulatory authority, which filings will be made on or prior to the Closing or, for those filings which by their terms may be made post-Closing, such filings will be made post-Closing within the time period prescribed for such filings). This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to limitations of public policy, general principals of equity (regardless of whether such enforceability is considered at law or equity) and except as the indemnification agreements of the Company in Section 6.7 hereof may be legally unenforceable.

3.4 No Conflict; Governmental and Other Consents.

(a) The execution and delivery by the Company of this Agreement and the consumma-tion of the transactions contemplated hereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company or any Subsidiary is bound, or of any provision of the Certificate of Incorporation or By-laws of the Company or any Subsidiary, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company or any Subsidiary where such violation, breach, default or imposition is reasonably likely to result in a Material Adverse Effect.

(b) Except as set forth on Schedule 3.4(b), no consent, approval, authorization or other order of any federal, state, local or other governmental authority or other third-party is required to be obtained by the Company or any Subsidiary in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Securities, except such filings as may be required to be made with the Commission, the NASD and AMEX and with any state or foreign blue sky or securities regulatory authority, which filings will be made on or prior to the Closing or, for those filings which by their terms are to be made post-Closing, such filings will be made post-Closing within the time period prescribed for such filings.

3.5 Litigation. Other than as disclosed in the SEC Reports, there is no pending or, to the actual knowledge of the Company, threatened legal or governmental proceedings to which the Company is a party which is reasonably expected to result in a Material Adverse Effect or which would or might reasonably be expected to materially adversely affect the Company’s ability to perform its obligations under this Agreement. Neither the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as disclosed in the SEC Reports. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any official investigation by the Commission involving the Company or any current director or officer of the Company. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

3.6 SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the one-year period preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except to the extent of any subsequent correction filed prior to the date hereof (and a copy of which has been heretofore provided to the Purchasers), as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports, as subsequently amended and restated (provided such amendments, if any, have been heretofore provided to the Subscribers), complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.7 Investment Company. The Company is not, and will not after the consummation of the offering of the Securities contemplated by this Agreement be, an “investment company” or an Affiliate of an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended.

3.8 Intellectual Property. Except as set forth in the SEC Reports, the Company owns or possesses adequate and, to its knowledge, enforceable rights to use all material patents, patent applications, trademarks, service marks, trade names, logos, corporate names, copyrights, trade secrets, processes, mask works, licenses, inventions, formulations, technology and know-how and other intangible property currently used in the conduct of its business (the "Proprietary Rights"). Except as set forth in the SEC Reports, the Company has taken commercially reasonable measures to protect all of the Company’s Proprietary Rights. Except as set forth in the SEC Reports, the Company has not received any notice of, and there are not any facts known to the Company which indi-cate the existence of (i) any infringe-ment or mis-appro-pria-tion by any third party of any of the Proprietary Rights, which infringement or mis-appro-pria-tion would reasonably be expected to have a Material Adverse Effect, (ii) any claim by a third party contesting the validity of any of the Propriet-ary Right-s, other than claims that would not reasonably be expected to have a Material Adverse Effect or (iii) any infringement, misappropriation or violation by the Company or any Subsidiary or, to the Company’s knowledge, any of their employ-ees, of any Propriet-ary Rights of third parties that would be reasonably expected to have a Material Adverse Effect. Except as set forth in the SEC Reports, to the Company's knowledge, no infringe-ment, illicit copying, misappropriation or viola-tion of any intellectual property rights of any third party has occurred by the Company with respect to any products currently being sold by the Company or with respect to any products current-ly under develop-ment by the Company or with respect to the conduct of the business of the Company as currently conducted. Except as set forth in the SEC Reports, to the Company's knowledge, no infringe-ment, illicit copying, misappropriation or viola-tion of any intellectual property rights of any third party will occur by the Company as a result of the sale by the Company of any products current-ly under develop-ment by the Company should such products receive the applicable regulatory approval for commercial sale. Except as set forth in the SEC Reports, the Company is not aware that any of its employees are obligated under any contract (including licenses, cove-nants or commit-ments of any nature) or other agreement, or subject to any judg-ment, decree or order of any court or adminis-trative agency, that the Company believes would materially interfere with the use of the employee's best efforts to promote the interests of the Company or that would conflict with the busi-ness of the Company as currently conducted. To the Company's knowl-edge, neither the execution and delivery of this Agree-ment, nor the carry-ing on of the business of the Company by the employ-ees of the Company, nor the conduct of the business of the Company, as currently conducted, will conflict with or result in a breach of the terms, condi-tions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obli-gated.

3.9 Private Offering. Neither the Company nor any Person acting on the Company’s behalf has sold, offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company, any of its Affiliates nor any Person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby.

3.10 Transactions With Officers and Directors. Except as set forth in the SEC Reports, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

3.11 Sarbanes-Oxley; Internal Accounting Controls. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date except where the failure to comply would no be reasonably likely to result in a Material Adverse Effect. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed (or caused to de designed) such disclosure controls and procedures to ensure that material information relating to the Company was made known to the certifying officers by others within those entities, during the period in which the Company’s most recently filed periodic report under the Exchange Act was prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (the “Evaluation Date”). The Company disclosed in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act).

3.12 Brokers, Etc. Neither the Company nor any of its officers has retained any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement other than RBC Capital Markets (“RBC”); provided, however, the Company is subject to the terms of that certain engagement letter, dated as of December 16, 2005, by and between the Company and Paramount BioCapital.

3.13 Listing Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth on Schedule 3.13 hereof, the Company has not, in the 12 months preceding the date hereof, received notice from the AMEX to the effect that the Company is not in compliance with the listing or maintenance requirements of the AMEX. The issuance and sale of the shares of Common Stock under this Agreement does not contravene the rules and regulations of the AMEX, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Subscribes the shares of Common Stock sold under this Agreement.

3.14 Representations Complete. None of the representations or warranties made by the Company in this Agreement (except as modified by the SEC Reports taken as a whole and the Schedule Exceptions) contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

3.15 Material Changes. Since March 31, 2006, except as disclosed in the SEC Reports and as set forth in Section 3.15 of the Disclosure Schedule, (i) there has been no event, occurrence or development that has had a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission and (C) expenses incurred in connection with the transactions contemplated hereunder, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than the repurchase at cost of shares of unvested or restricted stock as permitted under the Company’s stock option or stock purchase plan upon termination of employment or service) and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock purchase or stock option plans.

3.16 Form S-3 Eligibility. The Company is eligible to register the Common Stock for resale by the Subscribers using a registration statement on Form S-3 promulgated under the Securities Act.

3.17 Reasonably Equivalent Value. The Board of Directors has determined (after internal review and discussions with its advisors) that the terms of the Shares offered hereunder represent the reasonably equivalent value with respect to the sale of the Shares. This Agreement and the transactions contemplated thereby were the result of arms' length negotiations among the Company and each of the Subscribers.

3.18 Tax Status. Except for matters that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a material tax deficiency which has been asserted or threatened against the Company.

3.19 Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.20 Certain Registration Matters. Assuming the accuracy of each of the Subscriber’s representations and warranties, the offer and sale of the Securities by the Company to the Subscribers under this Agreement is exempt from the registration requirements of the Securities Act. Except as described in Schedule 3.20, the Company has not granted or agreed to grant to any Person any rights (including “piggy back” registration rights) to have any securities of the Company that are currently outstanding registered with the Commission or any other governmental authority that have not been satisfied.

IV. TERMS OF SUBSCRIPTION; CONDITIONS TO OBLIGATIONS OF THE COMPANY

4.1 The Company’s obligation to complete the sale and issuance of the Common Stock and the Warrants and deliver the Common Stock and the Warrants to the Subscriber at the Closing shall be subject to the following conditions, any one or more of which may be waived in writing by the Company:

(a) Receipt of Purchase Price. The Company shall have received the full amount of the purchase price for the Common Stock being purchased hereunder at the Closing the in United States dollars and in immediately available funds, by wire transfer to the account or accounts designated by the Company for such purposes as set forth on Schedule I hereto.

(b) Representations and Warranties Correct; Covenants. The representations, warranties, and acknowledgements made by the Subscriber in this Agreement shall be true and correct when made and shall be true and correct on and as of the Closing, and all undertakings, agreements and covenants of the Subscriber required to be fulfilled prior to the Closing shall have been performed or complied with.

(c) Questionnaire. Each Subscriber shall have completed, executed and delivered to the Company the Confidential Subscriber Questionnaire set forth in Article VIII of this Agreement, which Questionnaire shall be true and correct as of the Closing and shall be satisfactory to the Company in its sole discretion.

(d) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(e) No Law Prohibiting or Restricting Sale. The sale of the Common Stock and the Warrants shall not be prohibited or restricted by any applicable law, regulation or governmental order.

V. CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBER

5.1 Subscriber’s obligations to purchase the Common Stock and the Warrants at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions, any or all of which conditions may be waived in writing by each Subscriber to the extent permitted by law:

(a) Representations and Warranties Correct; Survival. The representations and warranties made by the Company in Article III hereof shall be true and correct in all material respects when made (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects and for any representation or warranty that speaks as of a specific date, which shall be true and correct in all material respects as of such date), and shall be true and correct in all material respects on the Closing with the same force and effect as if they had been made on and as of the Closing (except for any representation or warranty that speaks as of a specific date, which shall be true and correct in all material respects as of such date). The representations and warranties made by the Company in Article III hereof shall survive until the first anniversary of the Closing.

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

(c) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(d) No Law Prohibiting or Restricting Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Common Stock (except as otherwise provided in this Agreement).

(e) Legal Opinion. Counsel for the Company, O’Melveny & Myers LLP shall have furnished to the Subscriber, an opinion, dated as of the date of the Closing, in the form previously provided to RBC, addressed to each of the Subscribers and RBC.

(f) Filing of Listing Notice. The Company shall have filed the required notice with AMEX to sell the Securities pursuant to this Agreement.

VI. REGISTRATION RIGHTS

6.1 As used in this Agreement, the following terms shall have the following meanings:

(a) “Business Day” shall mean a day Monday through Friday on which banks are generally open for business in New York, New York.

(b) “Holder” shall mean the Subscriber and any Person holding Registrable Securities or any person to whom the rights under Article VI have been transferred in accordance with Section 6.10 hereof.

(c) The term “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(d) The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

(e) “Registrable Securities” shall mean the Common Stock sold pursuant to this Agreement and the shares of Common Stock issuable upon the exercise of the Warrants; provided, however, that such Common Stock shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the Commission; (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) are held by a Holder or a permitted transferee pursuant to Section 6.10; or (D) have not become eligible for sale pursuant to Rule 144(k) (or any successor thereto) under the Securities Act.

(f) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 6.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration, and the reasonable fees and expenses of one legal counsel for all Holders in connection with the Registration Statement, not to exceed $3,000.

(h) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel and other advisors for any Holder, except for the fees and expenses of such legal counsel of the Holders as is set forth in the definition of “Registration Expenses” above.

6.2 Subject to the terms herein, the Company will, as soon as practicable following the Closing but not later than 60 days following the Closing (the “Filing Date”), (a) subject to receipt of necessary information from, and reasonable cooperation by, the Holder, file a registration statement with the SEC (the “Registration Statement”) on the appropriate form to allow the resale of the Registrable Securities, and use its reasonable best efforts, subject to receipt of necessary information from, and reasonable cooperation by, the Holder, to have such Registration Statement declared effective by the SEC prior to the date which is 90 days after the Filing Date; and (b) subject to Section 6.8 hereof, cause such Registration Statement to remain effective (the “Registration Period”) until the earlier of (i) such date as the holders of the Registrable Securities have completed the distribution described in the Registration Statement and (ii) at such time that such Registrable Securities have become eligible for sale pursuant to Rule 144(k) (or any successor thereto) under the Securities Act. Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Holders shall have no further right to offer or sell any of the Common Stock pursuant to the Registration Statement. To the extent permissible, such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416 under the Securities Act), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.

6.3 Should (a) the Company fail to file the Registration Statement by the Filing Date for any reason, (b) the Registration Statement not be declared effective by the SEC within 90 days after the Filing Date for any reason, or (c) the Registration Statement be filed and declared effective, but the effectiveness of such Registration Statement be suspended for any reason for more than an aggregate of 90 days (whether consecutive or non-consecutive) in the aggregate during any 12-month period during the Registration Period (each a “Registration Default”), then the Company will issue each Subscriber (on a pro-rata basis), as liquidated damages and not as a penalty, a warrant, with the same terms and conditions, included exercise price, as the Warrants, to purchase a number of shares of Common Stock equal to 1% of the shares of Common Stock issued to Subscribers pursuant to this Agreement for each 30 day period during which a Registration Default continues beyond the aforementioned periods up to a maximum in liquidated damages of no more than 5% of such shares of Common Stock issued to Subscribers pursuant to this Agreement for all Registration Defaults in the aggregate, and no further liquidated or other damages will be owed pursuant to this provision or pursuant to this Agreement; provided, however, that for purposes of this Section 6.3, no day shall be counted for purposes of this Section 6.3 on which performance of the Company is prevented by reason of closure or other unavailability of the SEC or U.S. federal government due to weather, attack, war or other act of God.

6.4 All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 6.2 shall be borne by the Company. All Selling Expenses relating to the sale of the Common Stock registered by or on behalf of the Holder shall be borne by such Holder.

6.5 In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(a) Not less than four trading days prior to the filing of a Registration Statement or any related prospectus or any amendment or supplement thereto, the Company shall furnish to the Holders copies of the “Selling Stockholders” section of such document, the “Plan of Distribution” and any risk factor contained in such document that addresses the transactions contemplated by this Agreement or the Holders, as proposed to be filed which documents will be subject to the review of such Holders. The Company shall not file a Registration Statement or any such prospectus or any amendments or supplements thereto that does not contain the disclosure listing such Holder as a “Selling Stockholder” except to the extent that any Holder has failed to provide all required information to the Company within four trading days prior to such filing.

(b) subject to Section 6.8 hereof, use its best efforts to keep such registration, and any qualification, exemption or compliance under state or federal securities laws which the Company determines to obtain, continuously effective until the termination of the Registration Period; and

(c) advise the Holders as soon as practicable (and, in the case of the filing of any registration statement or post-effective amendment thereto under (i)(A) below, not less than three trading days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one trading day following the day:

(i) (A) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; and (B) with respect to each Registration Statement or any post-effective amendment, when the same has become effective;

(ii) of any request by the Commission or any other federal or state governmental entity for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

(d) make every reasonable effort to avoid the issuance of, or, if issued, obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time or any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(e) at each Holder’s written request, furnish to each Holder, without charge, at least one conformed copy of such Registration Statement and any post-effective amendment thereto, including any financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in the form filed with the Commission;

(f) during the Registration Period, deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing in order to facilitate the public sale or other disposition of all or any of the Common Stock by Holder; and the Company consents to the use, consistent with the provisions hereof and applicable laws, rules or regulations, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto. In addition, upon the reasonable request of the Holder and subject in all cases to confidentiality protections reasonably acceptable to the Company, the Company will meet with a Holder or a representative thereof at the Company’s headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities, and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters;

(g) prior to any public offering of Registrable Securities pursuant to any registration statement, register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other reasonable acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement, provided, however, that the Company shall not for any such purpose be required to (i) qualify to transact business as a foreign corporation in any jurisdiction where it is not so qualified; (ii) consent to general service of process in any such jurisdiction; (iii) subject itself to taxation in any such jurisdiction; (iv) provide any undertakings that cause material expense or burden to the Company; or (v) make any change to its organizational documents which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

(h) subject to Section 6.8 hereof, upon the occurrence of any event contemplated by Section 6.5(b)(v) above, the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter promptly delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(i) use its best efforts to comply with all applicable rules and regulations of the Commission, and use its reasonable best efforts to make generally available to the Holders (which may be satisfied upon filing via EDGAR) not later than 45 days (or 90 days if the fiscal quarter is the fourth fiscal quarter) after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

Notwithstanding the foregoing, it shall be a condition precedent to the obligations of the Company to take any action pursuant to paragraphs (a) through (i) of this Section 6.5, that the Subscriber shall furnish to the Company such information regarding itself, the Common Stock to be sold by the Subscriber, and the intended method of disposition of such Securities as shall be required to effect the registration of the Common Stock, all of which information shall be furnished to the Company in writing specifically for use in the Registration Statement.

6.6 The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 6.2 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

6.7 (a) The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors, partners, members and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all damages, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 6.5(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the notice contemplated by Section 6.8(a) or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the notice contemplated by Section 6.8(a) or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly of the institution, threat or assertion of any Action (as defined below) of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Each Holder will severally, and not jointly, in proportion to the respective number of shares included by each such Holder, if Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected, notwithstanding any termination of this Agreement, indemnify and hold harmless the Company, and each of its officers, directors, agents, investment advisors, partners, members and employees to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 6.5(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. Notwithstanding anything in this Agreement to the contrary, the liability of the Holder pursuant to this Section 6 shall not exceed the dollar amount of the proceeds received by such Holder upon the sale of Registrable Securities giving rise to such liability. Each Holder shall notify the Company promptly of the institution, threat or assertion of any Action of which the Holder is aware in connection with the transactions contemplated by this Agreement.

(c) Each party entitled to indemnification under this Section 6.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. Subject to provisions hereinafter stated, in case any such action is brought against any Indemnified Party and such Indemnified Party seeks or intends to seek indemnity from an Indemnifying Party, the Indemnifying Party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party; provided, however, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party, and the Indemnifying Party and the Indemnified Party, based upon the advice of such Indemnified Party’s counsel, shall have reasonably concluded that there may be a conflict of interest between the positions of the Indemnifying Party and the Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of counsel, the Indemnifying Party will not be liable to such Indemnified Party under this Section 6.7 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by such Indemnifying Party representing the Indemnified Parties who are parties to such action, or (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the Indemnifying Party. In no event shall any Indemnifying Party be liable in respect of any amounts paid in settlement of any action unless the Indemnifying Party shall have approved the terms of such settlement; provided that such approval shall not be unreasonably withheld.

(d) If the indemnification provided for in this Section 6.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact or the inaccurate representation and/or warranty relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities pursuant to this paragraph 6.7(b) in excess of the net proceeds received by such Holder in the Offering, except in the event of fraud or intentional misrepresentation by such Holder.

6.8 (a) Notwithstanding any other provision of this Agreement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities or the filing of an appropriate report with the SEC pursuant to the Exchange Act, so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by Section 6.2 until its receipt of copies of the supplemented or amended prospectus from the Company or confirmation of the filing of such report with the SEC by the Company, any such prospectus to be forwarded promptly to the Subscriber by the Company, and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b) Notwithstanding any other provision of this Agreement, each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 6.2 during any periods not to exceed 90 days in the aggregate within any one 12-month period when the Company reasonably determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable.

(c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Article VI.

(d) Each Holder hereby covenants with the Company not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.

(e) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement described in this Section are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

(f) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such registration statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(g) At the end of the period during which the Company is obligated to keep the Registration Statement current and effective as described above, the Holders of Registrable Securities included in the Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

6.9 With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which at any time permit the sale of the Registrable Securities to the public without registration, the Company shall use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any unregistered Registrable Securities, furnish to such Holder, upon any reasonable written request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

6.10 The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 6.2 may be assigned in full by a Holder in connection with a transfer by such Holder of all of its Registrable Securities, but only if: (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice of the proposed transfer to the Company including the name and address of such transferee and a copy of the transfer documents and agreements; (iii) such transferee agrees in writing with the Company to be bound by and to comply with the terms and provisions of this Agreement; (iv) the transferee is an “accredited investor” as that term is defined in Rule 501 of Regulation D; and (v) such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 6.10, the rights of a Holder with respect to Registrable Securities as set forth herein shall not be transferable to any other Person, the Company may impose stop transfer orders with respect to any such transfer or attempted transfer, and any such transfer or attempted transfer shall be null and void.

6.11 The Company shall use best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed.

6.12 With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this Article VI may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended and shall be effective against all Holders. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

6.13 If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

VII. MISCELLANEOUS

7.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by facsimile, with confirmation, by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefore or sent by nationally recognized overnight express courier postage prepaid, if to the Company: addressed to InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501, Attn: Chief Financial Officer, Fax: (510) 865-5700 and if to the Sub-scrib-er, at the Subscriber’s address or facsimile number indi-cated on the signa-ture page of this Agree-ment. Notices shall be deemed to have been given or delivered in the case of facsimile, upon receipt of confirmation of transmission by the sender, registered or certified mail, three days after so mailed, in the case of hand delivery, when so delivered against written receipt therefore, and in the case of overnight express courier, the day after mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

7.2 Except as otherwise provided above, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by per-formance in accordance with its terms or by a writing signed by the party to be charged.

7.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. Neither the Company nor any Subscriber may assign any of their respective rights or obligations hereunder without the prior written consent of the other party. This Agreement sets forth the entire agreement and under-standing between the parties as to the subject matter hereof and merges and supersedes all prior dis-cussions, agreements and understandings of any and every nature among them.

7.4 Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obliga-tion of the Subscriber with respect to the purchase of the Common Stock as herein provided; subject, however, to the right hereby reserved to the Company to enter into substantially similar agreements with other subscribers and to add and/or delete other Persons as subscribers.

7.5 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE EXCLUSIVE FORUMS FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT ARE EITHER THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

7.6 The holding of any provision of this Agreement to be invalid or unenforce-able by a court of competent juris-diction shall not affect any other provi-sion of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be inval-id, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining condi-tions and provisions or portions thereof shall neverthe-less remain in full force and effect and enforceable to the extent they are valid, legal and en-forceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

7.7 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

7.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be neces-sary or appropriate to carry out the purposes and intent of this Agreement.

7.9 This Agreement may be executed in two or more counter-parts each of which shall be deemed an origi-nal, but all of which shall together constitute one and the same instrument.

7.10 (a) The Subscriber agrees not to issue any public statement with respect to its investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

(b) The Company agrees not to disclose the name, address or any other information about the Subscriber, except as required by law and to satisfy its obligations under Article VI.

7.11 The Subscriber represents and warrants that it has not engaged, consented to nor authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Subscriber hereby severally agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Subscriber hereunder.

7.12 Each Subscriber acknowledges that RBC is acting as a placement agent for the shares of Common Stock being offered hereby and will be compensated by the Company for acting in such capacity. Each Subscriber further acknowledges that RBC has acted solely as agent of the Company in connection with the offering of the shares of Common Stock by the Company. Each Subscriber further acknowledges that the provisions of this Section 7.12 are for the benefit of and may be enforced by RBC.

7.13 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except for the holders of Registrable Securities and RBC with respect to Section 7.12.

7.14 The Company acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of Article VI of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that such damage would not be compensable in money damages and that it would be extremely difficult or impracticable to measure the resultant damages. Accordingly, except as otherwise specifically set forth herein, Subscriber shall be entitled to an injunction or injunctions with respect to the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled at law or in equity, and the Company expressly waives any defense that a remedy in damages would be adequate and expressly waives any requirement in an action for specific performance for the posting of a bond by the Subscriber bringing such action.

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VIII. CONFIDENTIAL SUBSCRIBER QUESTIONNAIRE

The Subscriber represents and warrants that it comes within one cate-gory marked below, and that for any category marked it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS PARTS I-IV OF THIS QUESTIONNARE WILL BE KEPT STRICTLY CONFIDEN-TIAL except as otherwise required by law or as necessary for inclusion in the Registration Statement. The undersigned agrees to furnish any additional information which the Company deems neces-sary in order to verify the an-swers set forth below.

Category A __	The undersigned is an indi-vidual (not a part-ner-ship, corpora-tion, etc.) whose individual net worth, or joint net worth with his or her spouse, pres-ently ex-ceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real es-tate, including your principal residence, cash, short-term in-vestments, stock and securi-ties. Equity in personal prop-erty and real estate should be based on the fair market value of such property less debt se-cured by such prop-erty.

Category B __	The undersigned is an individual (not a part-ner-ship, corporation, etc.) who had an income in ex-cess of $200,000 in each of the two most recent years, or joint in-come with his or her spouse in excess of $300,000 in each of those years (in each case in-clud-ing foreign income, tax exempt income and full amount of capital gains and losses but excluding any in-come of other family members and any unreal-ized capital appre-cia-tion) and has a reasonable expec-tation of reaching the same in-come level in the current year.

Category C __	The undersigned is a director or executive officer of the Compa-ny which is issuing and sell-ing the Securities.

Category D __	The undersigned is a bank; a savings and loan associa-tion; insurance company; registered invest-ment compa-ny; registered business development company; licensed small business invest-ment company (“SBIC”); or em-ploy-ee benefit plan within the mean-ing of Title 1 of ERISA and (a) the investment decision is made by a plan fiducia-ry which is either a bank, savings and loan associ-ation, insurance company or registered invest-ment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with invest-ment decisions made solely by persons that are accred-ited investors. (describe entity)

Category E __	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advi-sors Act of 1940. (describe entity)

Category F __	The undersigned is either a corpora-tion, part-ner-ship, Massa-chu-setts busi-ness trust, or non-profit organi-zation within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specif-ic purpose of acquiring the Common Stock and with total assets in excess of $5,000-,000. (describe entity)

Category G __	The undersigned is a trust with total assets in excess of $5,000,-000, not formed for the spe-cific purpose of ac-quiring the Common Stock, where the purchase is di-rect-ed by a “sophisticated Subscriber-“ as defined in Regu-lation 506(b)(2-)(ii) under the Securities Act.

Category H __	The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above catego-ries. If relying upon this category alone, each equity owner must com-plete a sepa-rate copy of this Agre-ement. (describe entity)

Category I __	The undersigned is not within any of the cate-go-ries above and is therefore not an accredited investor.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

Part II  SUITABILITY (please answer each question)

(a) For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:
________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________

(b) For an individual Subscriber, please describe any college or graduate degrees held by you:
________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________
(c) For all Subscribers, please state whether you have you participated in other private placements before:

YES_______   NO_______

(d) If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public Companies	Private Companies	Public or Private Pharmaceutical Companies
Frequently	________	________	________
Occasionally	________	________	________
Never	________	________	________

(e) For trust, corporate, partnership and other institutional Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

YES_______   NO_______

(f) For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

YES_______   NO_______

(g) For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES_______   NO_______

(h) For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

YES_______   NO_______

(i) For all Subscribers, do you understand that there is no guarantee of financial return on this investment, that an investment in the Securities is highly speculative and risky and that you run the risk of losing your entire investment?

YES_______   NO_______

(j) For all Subscribers, will you have sufficient readily available cash to fund your obligation to purchase Securities at the Closing pursuant to your subscription if and when the Closing occurs?

YES_______   NO_______

Part III  MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

(a) Individual Ownership
(b) Community Property
(c) Joint Tenant with Right of Survivorship (both par-ties must sign)
(d) Partnership*
(e) Tenants in Common
(f) Company*
(g) Trust*
(h) Other

*If Securities are being subscribed for by an entity, the attached Certif-icate of Signatory must also be completed.

Part IV  NASD AFFILIATION.

Are you affiliated or associated with an NASD member firm (please check one):

Yes _________  No __________

If Yes, please describe:
_________________________________________________________
_________________________________________________________
_________________________________________________________

*If Subscriber is a registered representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by Article III, Sections 28(a) and (b) of the Rules of Fair Practice.

_________________________________
Name of NASD Member Firm

By: ______________________________
Authorized Officer

Date: ____________________________

Part V REGISTRATION QUESTIONNAIRE

The following questions in this Part V are specifically intended to provide information to the Company for the Company's use in the preparation of the Registration Statement contemplated by the Subscription Agreement and for specific inclusion in such Registration Statement.

PLEASE ANSWER EVERY QUESTION BELOW. If a question is inapplicable to you or your answer is in the negative, please so state by inserting “N/A.” If you are in doubt whether a particular question requires an affirmative response from you, please furnish full particulars so that those persons responsible for preparing the Registration Statement contemplated by the Subscription Agreement can determine whether any disclosure based on your answer is required. Information requested in this questionnaire is as of the date you complete the questionnaire, unless otherwise indicated. Your furnishing such information does not necessarily mean that such information will be disclosed, although it may be disclosed. You are required to promptly provide the Company with any update to the information if such information changes after the date hereof.

DEFINITIONS

Your answers to this questionnaire should be made upon the basis of the following definitions of terms used in this questionnaire:

The term “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power, which includes the power to vote, or direct the voting of, such security or (2) investment power, which includes the power to dispose or direct the disposition of such security. A person may be regarded as having voting power of a security which is owned (i) by his spouse or minor children or by any of his relatives or his spouse’s relatives who share the same home with him, (ii) a partnership of which he is a partner or (iii) a corporation of which he is a substantial stockholder. A person is also deemed to be the beneficial owner of shares which that person has the right to acquire within 60 days, including but not limited to any right to acquire through the exercise of an option, through conversion of a security, pursuant to the power to revoke a trust or pursuant to the automatic termination of a trust. Please also disclose any other rights which you have to acquire securities of the Company on or before August 6, 2006.

The term “material,” when used to qualify a requirement for the furnishings of information as to any subject, limits the information required to those matters about which the average prudent investor should reasonably be informed before buying or selling the securities of the Company. If you are in doubt as to the materiality of certain information, you should relate sufficient facts to enable the Company and its advisors to reach a conclusion as to its materiality.

QUESTIONS

QUESTION 1:

State your present position or positions with the Company (if any), including membership on any audit, personnel, compensation or similar committee or committees; any positions held by you during the previous three years; and any positions to which you have been elected or appointed but the duties of which you have not yet assumed. For each position, list the term or expected term of office.

ANSWER:

QUESTION 2:

Other than Securities that you will acquire in connection with the Offering, provide below information regarding the equity securities of the Company of which you are the “beneficial owner.” Please refer to the definition of “beneficial owner,” above. Under the column “Nature of Ownership,” please indicate amounts of securities for which you have (a) sole voting power, (b) shared voting power, (c) sole investment power, or (d) shared investment power. If your response covers any securities included because you have the right to acquire them on or before August 6, 2006, please separately indicate the amount of such securities. Also, if you hold more than 5% of the Company’s securities pursuant to a voting trust or similar agreement, please separately state the amount of such securities held or to be held pursuant to the trust or agreement, the duration of the agreement and the names and addresses of the voting trustees, outlining briefly their voting rights and other powers under the trust or agreement.

ANSWER (attach additional pages if necessary):

Number of Securities	Nature of Ownership	Title of Securities

QUESTION 3:

If you plan to offer your shares of Common Stock through the selling efforts of brokers or dealers, describe the terms (and attach copies) of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s), including volume limitations on sales, parties to the agreement and the conditions under which the agreement may be terminated. If known, identify the broker(s) or dealer(s), which will participate in the offering and state the amount to be offered through each.

ANSWER:

QUESTION 4:

Describe below any information known to you, and if none state “none,” pertaining to underwriting compensation and arrangements or any dealings between any underwriter or related person, member of the NASD or a person associated with a member of the NASD, and the Company or any controlling stockholder thereof since January 1, 2002.

ANSWER:

QUESTION 5:

State below whether you or any of your associates are a member of NASD, a controlling stockholder of a member, a person associated or affiliated with a member or an underwriter or related person with respect to the proposed offering. If you responded “yes,” describe such relationship:

ANSWER:

QUESTION 6:

Are you a broker-dealer?

ANSWER:

Yes ______ No______

QUESTION 7:

If you are not a broker-dealer, are you affiliated with a broker-dealer?

ANSWER:

Yes ______ No______

QUESTION 8:

If you are affiliated with a broker-dealer, did you purchase the securities in the ordinary course of business?

ANSWER:

Yes ______ No______

QUESTION 9:

If you are affiliated with a broker-dealer, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities at the time that you purchased the securities?

ANSWER:

Yes ______ No______

Please note that the Commission takes the position that if you are a broker-dealer, you are to be identified in the Registration Statement as an underwriter. In the “Plan of Distribution,” the Registration Statement will provide substantially as follows:

“The selling stockholders and any broker-dealers, agents or underwriters that participate with the selling stockholders in the distribution of the issued and outstanding shares of common stock or the shares of stock issuable upon exercise of warrants may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by these broker-dealers, agents or underwriters and any profits realized by the selling stockholders on the resales of the securities may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.”

QUESTION 10:

Are their specific individuals who have voting or investment control over the securities?

ANSWER:

Yes ______ No______

If you answered “yes”, please list the names of such individuals:
____________________________________________________________________________________________________
____________________________________________________________________________________________________

The answers to the foregoing questions are true and correct to the best of the undersigned’s knowledge, information and belief. The undersigned agrees to promptly notify the Company in writing in care of Chief Financial Officer, InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501 of (a) any transfer by you of your Common Stock, (b) sales of common stock of the Company (giving the number of shares sold and the name of the broker-dealer used) and (c) any other changes in the answers to this questionnaire that should be made as a result of any material development occurring subsequent to the date hereof.

Dated: August 1, 2006.

____________________________________
Signature

The undersigned is informed of the signifi-cance to the Company of the forego-ing representa-tions and answers contained in the Confidential Subscriber Questionnaire contained in this Article VIII and such answers have been provided under the assumption that the Company will rely on them.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first above written.

INSITE VISION INCORPORATED

By: _____________________
Name: S. Kumar Chandrasekaran, Ph. D.
Title: President and Chief Executive Officer

[SUBSCRIBER]

By: _____________________
Name:___________________
Title:____________________

CERTIFICATE OF SIGNATORY

I,____________________________, am the____________________________ of ________________________________ (the “Entity”).

I certify that I am empowered and duly autho-rized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Common Stock, and certify further that the Subscription Agree-ment has been duly and validly executed on behalf of the Entity and consti-tutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this 1st day of August, 2006.

(Signature)